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                                                                Exhibit No. 23.2




                               CONSENT OF KPMG LLP
                               -------------------

The Board of Directors
Alberto-Culver Company:

We consent to the use of our reports dated October 25, 2000, incorporated herein by reference, with respect to the consolidated financial statements of Alberto-Culver Company and subsidiaries as of September 30, 2000 and 1999 and for each of the years in the three-year period ended September 30, 2000, and the financial statement schedule for the three-year period ended September 30, 2000, which reports are incorporated by reference or appear in the September 30, 2000 annual report on Form 10-K of Alberto-Culver Company.



                                                     /s/ KPMG LLP


Chicago, Illinois
October 25, 2001

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